EXHIBIT 99.2

FOR IMMEDIATE RELEASE
Leucadia National Corporation Contact: Laura Ulbrandt (212) 460-1900 Pershing Square, L.P. Contact: William Ackman (212) 813-3700

          LEUCADIA NATIONAL CORPORATION CORRECTS CONFERENCE CALL DATE:
              CONFERENCE CALL TO BE HELD ON MONDAY, MARCH 8, 2004

NEW YORK, NEW YORK, MARCH 5, 2004 - Leucadia National Corporation (LUK - NYSE and PCX) announced that the conference call to respond to questions from shareholders regarding the terms of Leucadia's proposal to acquire Plains Resources Inc. (NYSE - PLX) will be held on Monday, March 8, 2004 at 2:00 p.m. EDT not Monday, March 15, 2004.

Callers can access the call by dialing toll free (800) 299-8538. Callers calling from outside the United States should dial (617) 786-2902. The meeting title, "Plains Resources - Leucadia National Corporation Conference Call," and participant passcode, 24546151, will be required to access the call.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any offer will only be made through a prospectus, which is part of a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). Plains Resources shareholders are urged to carefully read the registration statement and the prospectus included therein, and the proxy statement and other documents relating to an offer, when they become available because these documents will contain important information relating to the offer. You may obtain a free copy of these documents after they have been filed with the SEC, and other documents filed by Leucadia with the SEC, at the SEC's website at www.sec.gov. Once a registration statement, as well as any documents incorporated by reference therein and a proxy statement have been filed with the SEC, you will also be able to inspect and copy these documents at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. YOU SHOULD CAREFULLY READ THE PROSPECTUS AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BEFORE MAKING A DECISION CONCERNING AN OFFER.